EXHIBIT 10.4
July 2, 2019

Dear Mr. Paterson:

This letter, when countersigned, will serve as the agreement (“Letter Agreement”) between David Paterson (“Mr. Paterson”) and Newpark Resources, Inc. (“Newpark”) with respect to the matters herein described.

1.	Newpark has offered and Mr. Paterson has accepted the position of President, Fluids Systems and Vice President, Newpark Resources, Inc.

2.
Mr. Paterson is a citizen of the United Kingdom and will require a visa for authorization to work in the United States. Newpark will assist Mr. Paterson in securing the proper visa for work authorization in the United States.

3.
On July 2, 2019, Mr. Paterson and Newpark Drilling Fluids S.p.A. (“NDF S.p.A.”) entered into a certain fixed-term Employment Contract (the “Italian Agreement”) whereby Mr. Paterson’s primary work location will be at the NDF S.p.A. office in Rome, Italy at Via Salaria 1313/C.

4.
The parties agree that, provided that Mr. Paterson’s visa application to work in the United States is approved and he receives authorization to work in the United States, the parties will mutually terminate the Italian Agreement and he will simultaneously enter into an Employment Agreement with Newpark substantially in the form of the exhibit enclosed in this letter.

5.	The parties agree that this Letter Agreement does not constitute a contract for employment.

6.
This Letter Agreement, together with any and all the ancillary agreements, are entered into and performable in Montgomery County, Texas, and the rights and obligations of the parties shall be governed by and construed according to the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction. The parties agree that any actions brought to enforce any terms of the Letter Agreement shall properly be brought in the state courts of Montgomery County, Texas.

If the agreement meets with your approval, please sign below and return to me.

Sincerely,

/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

AGREED and ACCEPTED
this 2nd day of July, 2019:
By: /s/ David Paterson
David Paterson

Newpark Resources, Inc. 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381 (281) 362-6800 FAX (281) 362-6801